Exhibit 32.1

In connection with the Annual Report on Form 10-K for the year ended November 30, 2022 as filed by Carnival Corporation with the Securities and Exchange Commission on the date hereof (the “Report”), I certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Carnival Corporation.
Date: January 27, 2023

/s/ Josh Weinstein
Josh Weinstein
President, Chief Executive Officer and Chief Climate Officer